Exhibit 99.3

Investors:

Lisa Ciota: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY, INC. SIGNS $20 MILLION ACCELERATED

SHARE REPURCHASE AGREEMENT

LISLE, Ill. (January 29, 2015) – On January 28, 2015, SunCoke Energy, Inc. (NYSE: SXC) entered into an accelerated share repurchase (ASR) agreement for the buyback of $20 million of SXC’s common stock through March 2015. The actual number of shares repurchased will be based on a discounted volume-weighted average share price of SXC’s common stock during the term of the agreement.

This $20 million ASR agreement is part of the $150 million share repurchase program authorized by SXC’s Board of Directors in July 2014. Under this program we previously completed a $75 million ASR of common stock in October 2014.

“Today’s action affirms our intent to continue to pursue share repurchases as a key element of our capital allocation framework while maintaining our financial flexibility to fund major growth projects and pay dividends,” said Fritz Henderson, Chairman and Chief Executive Officer of SunCoke Energy, Inc. “We intend to execute repurchases on the remaining $55 million available under our authorization over time via other ASRs or opportunistically through the open market.”

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) is the largest independent producer of coke in the Americas, with 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat-recovery cokemaking process produces high-quality coke for use in steelmaking, typically captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our U.S. cokemaking facilities are located in Illinois, Indiana, Ohio and Virginia, and our global coke operations include facilities in Vitoria, Brazil, and Odisha, India. Through our 58 percent ownership of SunCoke Energy Partners, L.P., we have an interest in its coal logistics business that has the collective capacity to blend and transload more than 30 million tons of coal annually. We also hold approximately 90 million tons of proven and probable coal reserves in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,”

SunCoke Energy, Inc.

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“continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXC) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXC, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXC; and changes in tax, environmental and other laws and regulations applicable to SXC’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXC management, and upon assumptions by SXC concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXC does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SXC has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXC. For information concerning these factors, see SXC’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXC’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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